As filed with the Securities and Exchange Commission on August 3, 1999

                                                 Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                LANDS' END, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                        36-2512786
     (State or other jurisdiction of          (I.R.S.Employer
      incorporation or organization)        Identification No.)

          One Lands' End Lane                      53595
         Dodgeville, Wisconsin                   (Zip Code)
(Address of Principal Executive Offices)

           LANDS' END, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 David F. Dyer
                            Chief Executive Officer
                              One Lands' End Lane
                          Dodgeville, Wisconsin  53595
                                (608) 935-9341
       (Name, address including zip code, and telephone number, including area code, of Agent for Service)

                                    Copy to:

                             Robert S. Osborne, P.C.
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois  60601
                                 (312) 861-2000

                         CALCULATION OF REGISTRATION FEE
___________________________________________________________________________
Title of      |            |Proposed maximum|Proposed maximum  |Amount of
securities to |Amount to be|offering price  |aggregate offering|Registraton
be registered |Registered  |per share (1)   |price (1)         |Fee (1)
___________________________________________________________________________
Common Stock, |            |                |                  |
$.01 per value|  400,000   |                |                  |
per share     |  shares    |    $45.625     |   $18,250,000    | $5,073.50
___________________________________________________________________________

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on July 30, 1999.



                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.  Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Lands' End, Inc. Non-Employee Director Stock Option Plan (the "Plan") are available without charge by contacting:


                    Manager-Investor Relations
                    Lands' End, Inc.
                    One Lands' End Lane
                    Dodgeville, Wisconsin  53595
                    (608) 935-9341




                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Lands' End, Inc. (the "Registrant" or the "Corporation") with the Commission, are incorporated in this Registration Statement by reference:

              (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended January 29, 1999 (Registration File No. 001-09769).

              (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999 (Registration File No. 001-09769).

              (c) The Corporation's Current Reports on Form 8-K dated February 19, 1999, and April 8, 1999 and July 20, 1999 (Registration File No. 001-09769).

              (d) The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), contained in the Registrant's registration statement filed with the Commission (Registration File No. 033-08217), including exhibits, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities. Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the shares of the Common Stock being registered hereby will be passed upon for the Corporation by Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois. The professional corporations of Howard G. Krane, a director of the Corporation, and Robert S. Osborne, secretary of the Corporation, are partners in the law firm of Kirkland & Ellis. Mr. Krane directly or indirectly owns 20,000 shares of Common Stock of the Corporation (this amount includes 2,000 shares of Common Stock of the Corporation owned by Mr. Krane's wife as to which he disclaims beneficial ownership). In addition, Mr. Krane has exercisable options for 20,000 shares of Common Stock of the Corporation granted to Mr. Krane on May 14, 1997 under the Plan.





Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, the Corporation has included in Article V of its Amended and Restated By-Laws (Exhibit 4.3) a provision to indemnify its directors and officers to the fullest extent permitted by Section 145. The Corporation believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Corporation's Certificate of Incorporation, as amended, pursuant to Section 102(b)(7) of the Delaware Law, eliminates the personal liability of directors of the Corporation for breaches of fiduciary duty, except in certain circumstances.

         The Corporation has purchased a comprehensive directors' and officers' liability insurance policy.

Item 7.  Exemption from Registration Claimed.  Not applicable.








Item 8.  Exhibits. An Exhibit Index is located at page 7.


Number        Description

4.1 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to the Corporation's report on Form 10-Q for the period ended
              July 1990 (Registration File No. 001-09769).

4.2(i) Certificate of Incorporation of the Corporation, as amended through October 3, 1986, incorporated by reference to the Corporation's Registration Statement on Form S-1
              (Registration File No. 033-08217).

4.2(ii) Amendment to Certificate of Incorporation of the Corporation, dated August 10, 1987, incorporated by reference to the Corporation's report on Form 10-Q for the period ended October 1987 (Registration File No. 001-09769).

4.2(iii) Amendment to Certificate of Incorporation of the Corporation, dated May 20, 1994, incorporated by reference to the Corporation's report on Form 10-Q for the period ended
              July 1994 (Registration File No. 001-09769).

4.3 Amended and Restated By-laws of the Corporation, incorporated by reference to the Corporation's Registration Statement on Form S-1 (Registration File No. 033-08217).

4.4 Lands' End, Inc. Non-Employee Director Stock Option Plan, incorporated by reference to the Corporation's Notice of 1997 Annual Meeting and Proxy Statement.

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of Kirkland & Ellis (included in Exhibit 5.1).

24.1 Powers of Attorney of Directors and Officers of the Corporation (included on signature page).





Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
              (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dodgeville, State of Wisconsin, on August 3, 1999.

                                 LANDS' END, INC.



                                 By      /s/ STEPHEN A. ORUM
                                         Stephen A. Orum
                                         Executive Vice President and
                                         Chief Financial Officer





                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David F. Dyer, Stephen A. Orum and Pamela Patzke and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities which such person serves or may serve with respect to Lands' End, Inc., to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on August 3, 1999.

Signature                           Title


  /s/ GARY C. COMER                 Chairman of the Board
Gary C. Comer


  /s/ DAVID F. DYER                 President, Chief Executive
David F. Dyer                       Officer and Director
                                    (principal executive officer)

  /s/ STEPHEN A. ORUM               Executive Vice President and
Stephen A. Orum                     Chief Financial Officer
                                    (principal financial and accounting
                                    officer)

  /s/ RICHARD C. ANDERSON           Director
Richard C. Anderson


  /s/ DAVID B. HELLER               Director
David B. Heller


  /s/ HOWARD G. KRANE               Director
Howard G. Krane


  /s/ JOHN N. LATTER                Director
John N. Latter


  /s/ DANIEL OKRENT                 Director
Daniel Okrent



                                 EXHIBIT INDEX



Exhibit
Number        Description

4.1           Form of certificate representing shares of Common
              Stock, $0.01 par value per share, incorporated by reference to the Corporation's report on Form 10-Q for the period ended July 1990 (Registration
              File No. 001-09769).

4.2(i) Certificate of Incorporation of the Corporation, as amended through October 3, 1986, incorporated by reference to the Corporation's Registration Statement on Form S-1 (Registration File No. 033-08217).

4.2(ii) Amendment to Certificate of Incorporation of the Corporation, dated August 10, 1987, incorporated by reference to the Corporation's report on Form 10-Q for the period ended October 1987 (Registration
              File No. 001-09769).

4.2(iii) Amendment to Certificate of Incorporation of the Corporation, dated May 20, 1994, incorporated by reference to the Corporation's report on Form 10-Q for the period ended July 1994 (Registration
              File No. 001-09769).

4.3 Amended and Restated By-laws of the Corporation, incorporated by reference to the Corporation's
              Registration Statement on Form S-1 (Registration
              File No. 033-08217).

4.4           Lands' End, Inc. Non-Employee Director Stock Option
              Plan, incorporated by reference to the Corporation's Notice of 1997 Annual Meeting and Proxy Statement.

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of Kirkland & Ellis (included in Exhibit 5.1).

24.1 Powers of Attorney of Directors and Officers of the Corporation (included on signature page).



                                                         EXHIBIT 23.1


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 5, 1999 included in the Company's Form 10-K (Registration File No. 001-09769) for the fiscal year ended January 29, 1999, and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP
    Milwaukee, Wisconsin

    August 3, 1999







                          KIRKLAND & ELLIS
          PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                       200 East Randolph Drive
                       Chicago, Illinois 60601
                                                        Exhibit 5.1

To Call Writer Direct:      312 861-2000                Facsimile:
312 861-2000                                            312 861-2200


                           August 3, 1999


Lands' End, Inc.
One Lands' End Lane
Dodgeville, Wisconsin  53595

             Re:Registration Statement on Form S-8

Ladies and Gentlemen:

     We are acting as special counsel to Lands' End, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 400,000 shares (the "Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued by the Company to certain non-employee directors of the Company pursuant to the Company's Non-Employee Director Stock Option Plan (the "Plan").

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally;
(ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the internal laws of the State of Illinois, the General Corporation law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Plan has been duly adopted by the Board of Directors and approved by the stockholders of the Company.

     (2)  The Shares are duly authorized and validly reserved for
issuance pursuant to the Plan and, when:   (i) the Registration
Statement becomes effective under the Act; (ii) the Shares are issued in accordance with the terms of the Plan; (iii) the recipient provides the full consideration for such Shares as required by the terms of the Plan (assuming in each case the consideration received by the Company is at least equal to $0.01 per share); and (iv) certificates representing the Shares have been duly executed and delivered on behalf of the Company and duly countersigned by the Company's transfer agent/registrar, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                               Very truly yours,



                                               /s/ KIRKLAND & ELLIS
                                               Kirkland & Ellis